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Exhibit 12.1
Computation of Earnings Per Common Share

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

                                                                   For the Six Months Ended June 30,
                                                                   ---------------------------------
                                                                   1997                         1996
                                                                   ----                         ----
PRIMARY SHARES:
---------------

Weighted average number of
  common shares outstanding                                      2,623,415                     2,189,176

Effect of shares issuable under all
  stock option plans as determined by
  the treasury stock method                                        247,068                       182,215
                                                             -------------                  ------------

Weighted average number of
  primary common shares
  outstanding as adjusted                                        2,870,483                     2,371,391
                                                             =============                  ============

Per primary common share computations:

Net income                                                   $   1,301,000                  $    895,000
                                                             =============                  ============

Per primary common share                                     $        0.45                  $       0.38
                                                             =============                  ============

FULLY DILUTED SHARES:
---------------------

Weighted average number of
  common shares outstanding                                      2,623,415                     2,189,176

Effect of shares issuable under
  all stock option plans as
  determined by the treasury
  stock method                                                     247,068                       182,215
                                                             -------------                  ------------

Weighted average number of
   fully diluted common shares
   outstanding as adjusted                                       2,870,483                     2,371,391
                                                             =============                  ============

Per fully diluted common share computations:

Net income                                                   $   1,301,000                  $    895,000

Add interest on debentures,
  net of tax effect                                                     --                            --
                                                             -------------                  ------------

Net income, as adjusted                                      $   1,301,000                  $    895,000
                                                             =============                  ============

Per fully diluted common share                               $        0.45                  $       0.38
                                                             =============                  ============



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

                                                                   For the Three Months Ended June 30,
                                                                   -----------------------------------
                                                                    1997                         1996
                                                                    ----                         ----

PRIMARY SHARES:
---------------

Weighted average number of
  common shares outstanding                                      2,844,827                     2,190,416

Effect of shares issuable under all
  stock option plans as determined by
  the treasury stock method                                        261,577                       182,214
                                                             -------------                  ------------

Weighted average number of
  primary common shares
  outstanding as adjusted                                        3,106,404                     2,372,630
                                                             =============                  ============

Per primary common share computations:

Net income                                                   $     700,000                  $    425,000
                                                             =============                  ============

Per primary common share                                     $        0.23                  $       0.18
                                                             =============                  ============

FULLY DILUTED SHARES:
---------------------

Weighted average number of
  common shares outstanding                                      2,844,827                     2,190,416

Effect of shares issuable under
  all stock option plans as
  determined by the treasury
  stock method                                                     261,577                       182,214
                                                             -------------                  ------------

Weighted average number of
   fully diluted common shares
   outstanding as adjusted                                       3,106,404                     2,372,630
                                                             =============                  ============

Per fully diluted common share computations:

Net income                                                   $     700,000                  $    425,000

Add interest on debentures,
  net of tax effect                                                     --                            --
                                                             -------------                  ------------

Net income, as adjusted                                      $     700,000                  $    425,000
                                                             =============                  ============

Per fully diluted common share                               $        0.23                  $       0.18
                                                             =============                  ============

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